Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

CryoLife	The Ruth Group
D. Ashley Lee	Tram Bui / Emma Poalillo
Executive Vice President, Chief Financial Officer and Chief Operating Officer	646-536-7035 / 7024 tbui@theruthgroup.com
Phone: 770-419-3355	epoalillo@theruthgroup.com

CryoLife Reports First Quarter 2018 Results

First Quarter and Recent Business Highlights:

•	Total revenues increased 37 percent to $61.9 million in the first quarter of 2018 compared to the first quarter of 2017
•	Non-GAAP revenues increased 9 percent in the first quarter of 2018 compared to the first quarter of 2017; Non-GAAP revenues increased 5 percent on a constant currency basis
•	On-X® revenues increased 16 percent in the first quarter of 2018 compared to the first quarter of 2017
•	JOTEC® revenues were $14.5 million in the first quarter of 2018
•	Non-GAAP JOTEC revenues increased 20 percent in the first quarter of 2018 compared to first quarter of 2017
•	GAAP net loss of ($3.9) million, or ($0.11) per fully diluted common share; Non-GAAP net income of $793,000, or $0.02 per fully diluted common share

ATLANTA, GA – (May 2,  2018) – CryoLife, Inc. (NYSE: CRY),  a leading cardiac and vascular surgery company focused on aortic disease, announced today its financial results for the first quarter ended March 31, 2018.

Pat Mackin, Chairman, President, and Chief Executive Officer, said, “Our solid first quarter results established a strong start to the year with revenue growth across all four of our major product lines, and strong revenue growth in our On-X and JOTEC product lines.  In the first quarter, On-X posted revenue growth of 16 percent and JOTEC posted non-GAAP revenue growth of 20 percent.    We believe that this growth confirms that our strategy of focusing on highly differentiated products in aortic repair, through a highly trained direct sales force, is working.  Importantly, the JOTEC integration remains on track and we expect incremental margin benefit from our direct sales strategy.”

Mr. Mackin added,  “We remain excited about the R&D pipeline from JOTEC, as we continue advancing  the clinical development of BioGlue® China and PerClot®.  When we combine these initiatives, we have the potential to increase our current addressable market by approximately $1 billion above and beyond the $2 billion market opportunity we have following the JOTEC acquisition.  Given our strong momentum, we are optimistic that 2018 will prove to be another successful year as we believe we will be able to accomplish our key operational goals and achieve our full year guidance.”

Revenues for the first quarter of 2018 increased 37 percent to $61.9 million, compared to $45.1 million for the first quarter of 2017.  The increase was primarily driven by $14.5 million in revenues from JOTEC and revenue growth in On-X,  and to a lesser extent, tissue processing and BioGlue.  Non-GAAP revenues for the first quarter of 2018 increased 9 percent compared to the first quarter of 2017, and increased 5 percent on a constant currency basis.    A reconciliation of GAAP to non-GAAP financial metrics is included as part of this press release.

Net loss for the first quarter of 2018 was ($3.9)  million, or ($0.11) per fully diluted common share, compared to net income of $2.2 million, or $0.06 per fully diluted common share for the first quarter of 2017.  Non-GAAP net income for the first quarter of 2018 was $793,000, or $0.02 per fully diluted common share, compared to non-GAAP net income of $3.9 million, or $0.11 per fully diluted common share for the first quarter of 2017.

The Company is reiterating its full year 2018 financial guidance, as summarized below, and expects revenues in the second quarter of 2018 to be between $63.0 million and $65 million.

Total Revenues	$250.0 million - $256.0 million
Gross Margins	65.5% - 66.5% (includes $3.5 million non-cash charges related to acquired JOTEC inventory and distributor inventory buy backs)
R&D Expenses	$23.0 million - $25.0 million
Non-GAAP Tax Rate	Mid 20% (excludes effect of nondeductible transaction costs and the tax effect of stock compensation expenses)
Non-GAAP EPS	$0.29 - $0.32 (assumes approximately 37.5 million fully diluted shares outstanding and 25% effective tax rate)

All numbers are presented on a GAAP basis except where expressly referenced as non-GAAP.  The Company does not provide GAAP income per common share on a forward-looking basis because the Company is unable to predict with reasonable certainty business development and acquisition-related expenses, purchase accounting fair value adjustments, and any unusual gains and losses without unreasonable effort.  These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP.

The Company’s financial guidance for 2018 is subject to the risks identified below.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.  In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies.  The Company’s non-GAAP revenues include JOTEC revenues for the period in 2017 prior to the closing of the acquisition of JOTEC on December 1, 2017.  The Company’s other non-GAAP results exclude (as applicable) business development and integration expenses; gain on sale of business components; amortization expenses; and inventory basis step-up expense.  The Company believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions and the operating expense structure of the Company’s existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses and the transaction and integration expenses incurred in connection with recently acquired and divested product lines.  The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as acquisitions, or non-cash expense related to amortization of previously acquired tangible and intangible assets.  The Company does, however, expect to incur similar types of expenses in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur.

Webcast and Conference Call Information

The Company will hold a teleconference call and live webcast tomorrow,  May 3, 2018 at 8:00 a.m. ET to discuss the results followed by a question and answer session hosted by Mr. Mackin.

To listen to the live teleconference, please dial 201-689-8261 a few minutes prior to 8:00 a.m. ET.  A replay of the teleconference will be available through May 10, and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415.  The conference number for the replay is 13678913.

The live webcast and replay can be accessed by going to the Investor Relations section of the CryoLife website at www.cryolife.com and selecting the heading Webcasts & Presentations.

About CryoLife, Inc.

Headquartered in suburban Atlanta, Georgia, CryoLife is a leader in the manufacturing, processing, and distribution of medical devices and implantable tissues used in cardiac and vascular surgical procedures focused on aortic repair.  CryoLife markets and sells products in more than 90 countries worldwide.  For additional information about CryoLife, visit our website, www.cryolife.com.

Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements reflect the views of management at the time such statements are made.  These statements include our forecasted revenues, gross margins, R&D expenses, income tax rate and non-GAAP earnings per share; our forecasted integration and related expenses, depreciation expense, amortization expense and interest expense for 2018; our belief that our revenue growth confirms that our strategy of focusing on highly differentiated products in aortic repair, through a highly trained direct sales force, is working; our belief that the JOTEC integration remains on track; our expectation that we will have incremental margin benefit from our direct sales strategy; our belief that we have the potential to increase our current addressable market by approximately $1 billion above and beyond the $2 billion market opportunity we have following the JOTEC acquisition; and our beliefs that 2018 will prove to be another successful year and that we will be able to accomplish our key operational goals and achieve our full year guidance for 2018; our belief that our BioGlue China clinical trial is on track for potential regulatory approval in the second half of

2019 and our PerClot FDA clinical trial is on track for potential regulatory approval between the second half of 2019 and first half of 2020; These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for year ended December 31, 2017. These risks and uncertainties also include that our beliefs regarding the benefits of the On-X and JOTEC acquisitions, including that these acquisitions provide us with product portfolios that are technologically and clinically differentiated and offer strong competitive advantages, substantially enhance our growth potential and ability to drive profitable growth, strengthen our direct sales force, significantly accelerate our going direct strategy, increase our cross-selling opportunities, and significantly enhance our R&D capabilities and pipeline may be incorrect; our projections of markets sizes and revenue growth rates for our four product lines, clinical trial timelines and clearance or approval times for new products or new indications may be incorrect or may change over time. As with most acquisitions, the successful integration of JOTEC’s business with ours may take longer and prove more costly than expected, and we may experience currently unforeseen difficulties related to the JOTEC products and our combined sales forces’ ability to successfully market them.  If we experience problems that slow the integration of JOTEC's business with CryoLife’s business, we may not be able to secure the anticipated financial and operational benefits of the acquisition as soon as anticipated, or at all.  We may also inherit unforeseen risks and uncertainties related to JOTEC's business, particularly if the information received by CryoLife during the due diligence phase of this transaction was incomplete or inaccurate. Our plans with respect to the transaction’s financing could change based on currently unforeseen circumstances. CryoLife does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights

(In thousands, except per share data)

	(Unaudited)
	Three Months Ended
	March 31,
	2018	2017
Revenues:
Products	$43,598	$27,396
Preservation services	18,350	17,663
Total revenues	61,948	45,059

Cost of products and preservation services:
Products	14,157	8,017
Preservation services	8,563	7,530
Total cost of products and preservation services	22,720	15,547

Gross margin	39,228	29,512

Operating expenses:
General, administrative, and marketing	37,348	22,871
Research and development	5,370	4,093
Total operating expenses	42,718	26,964
Operating (loss) income	(3,490)	2,548

Interest expense	3,656	801
Interest income	(59)	(40)
Other (income) expense, net	(181)	43

(Loss) income before income taxes	(6,906)	1,744
Income tax benefit	(3,051)	(479)

Net (loss) income	$(3,855)	$2,223

(Loss) income per common share:
Basic	$(0.11)	$0.07
Diluted	$(0.11)	$0.06

Weighted-average common shares outstanding:
Basic	36,146	32,439
Diluted	36,146	33,604

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights

(In thousands)

	(Unaudited)
	Three Months Ended
	March 31,
	2018	2017
Products:
BioGlue and BioFoam	$15,970	$15,681
JOTEC	14,460	-
On-X	10,309	8,860
CardioGenesis cardiac laser therapy	1,346	1,585
PerClot	972	819
PhotoFix	541	451
Total Products	43,598	27,396

Preservation services:
Cardiac tissue	8,103	7,502
Vascular tissue	10,247	10,161
Total preservation services	18,350	17,663

Total revenues	$61,948	$45,059

Revenues:
U.S.	$34,888	$33,534
International	27,060	11,525
Total revenues	$61,948	$45,059

	(Unaudited)
	March 31,	December 31,
	2018	2017

Cash, cash equivalents, and restricted securities	$27,392	$40,753
Total current assets	165,093	179,280
Total assets	583,175	589,693
Total current liabilities	32,888	42,940
Total liabilities	302,187	312,635
Shareholders’ equity	280,988	277,058

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Net (Loss) Income and Diluted (Loss) Income Per Common Share

(In thousands, except per share data)

	(Unaudited)
	Three Months Ended
	March 31,
	2018	2017

GAAP:
(Loss) income before income taxes	$(6,906)	$1,744
Income tax benefit	(3,051)	(479)
Net (loss) income	$(3,855)	$2,223

Diluted (loss) income per common share:	$(0.11)	$0.06

Reconciliation of income before income taxes,
GAAP to adjusted net income, non-GAAP:

(Loss) income before income taxes, GAAP	$(6,906)	$1,744
Adjustments:
Business development and integration expenses	3,722	288
Amortization expense	2,735	1,142
Inventory basis step-up expense	1,506	2,049
Adjusted income before income taxes,
non-GAAP	1,057	5,223

Income tax expense calculated at a
pro forma tax rate of 25%	264	1,306
Adjusted net income, non-GAAP	$793	$3,917

Reconciliation of diluted (loss) income per common
share, GAAP to adjusted diluted (loss) income per
common share, non-GAAP:

Diluted (loss) income per common share – GAAP	$(0.11)	$0.06
Adjustments:
Business development and integration expenses	0.10	0.01
Amortization expense	0.07	0.03
Inventory basis step-up expense	0.04	0.06
Tax effect of non-GAAP adjustments	(0.05)	(0.02)
Effect of 25% pro forma tax rate	(0.03)	(0.03)
Adjusted diluted income per common share,
non-GAAP:	$0.02	$0.11

Diluted weighted-average common
shares outstanding:	36,985	33,604

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Revenues; Gross Margin; General, Administrative, and Marketing

Adjusted EBITDA

(In thousands, except per share data)

	(Unaudited)
	Three Months Ended
	March 31,
	2018	2017	Growth Rate

Reconciliation of total revenues, GAAP to
total revenues, non-GAAP:
Total revenues, GAAP	$61,948	$45,059	37%
Plus: JOTEC pre-acquisition revenues	--	12,006
Total revenues, non-GAAP	61,948	57,065	9%
Impact of changes in currency exchange	--	2,193
Total constant currency revenues, non-GAAP	$61,948	$59,258	5%

	(Unaudited)
	Three Months Ended
	March 31,
	2018	2017
Reconciliation of gross margin %, GAAP to
gross margin %, non-GAAP:
Total revenues, GAAP	$61,948	$45,059
Gross margin, GAAP	$39,228	$29,512
Gross margin %, GAAP	63%	65%

Gross margin, GAAP	$39,228	$29,512
Plus: Inventory basis step-up expense	1,506	2,049
Gross margin, non-GAAP	$40,734	$31,561
Gross margin %, non-GAAP	66%	70%

	(Unaudited)
	Three Months Ended
	March 31,
	2018	2017
Reconciliation of general, administrative, and marketing, GAAP to general, administrative, and marketing, non-GAAP:
General, administrative, and marketing, GAAP	$37,348	$22,871
Less: Business development and integration expenses	(3,722)	(288)
General, administrative, and marketing, non-GAAP	$33,626	$22,583

	(Unaudited)
	Three Months Ended
	March 31,
	2018	2017
Reconciliation of net (loss) income, GAAP
to adjusted EBITDA, non-GAAP:
Net (loss) income, GAAP	$(3,855)	$2,223
Adjustments:
Depreciation and amortization expense	4,376	2,168
Income tax benefit	(3,051)	(479)
Interest income	(59)	(40)
Interest expense	3,656	801
Inventory basis step-up expense	1,506	2,049
Business development and integration expenses	3,722	288
Stock-based compensation expense	1,248	1,796
Adjusted EBITDA, non-GAAP	$7,543	$8,806